EXHIBIT 99.1

PREMIERWEST BANCORP

ANNOUNCES RECORD DATE AND MEETING DATE FOR SPECIAL MEETING OF SHAREHOLDERS

MEDFORD, OR – January 3, 2013 –PremierWest Bancorp (NASDAQ: PRWT), the parent company of PremierWest Bank, announced today that a special meeting of shareholders will be held on Tuesday, February 19, 2013, at 1:00 p.m. local time, at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, 97504. Shareholders of record at the close of business on December 31, 2012 will be entitled to receive notice of the special meeting and to consider and vote on, among other things, a proposal to approve the previously announced Agreement and Plan of Merger, dated October 29, 2012, among PremierWest, Starbuck Bancshares, Inc. (“Starbuck”), and Pearl Merger Sub Corp., a wholly owned subsidiary of Starbuck (“Pearl Merger Sub”), pursuant to which PremierWest Bancorp will merge with and into Pearl Merger Sub, with Pearl Merger Sub as the surviving entity. PremierWest expects to mail a Proxy Statement to shareholders on or about January 9, 2013.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California. Additionally, PremierWest offers expanded banking related services through PremierWest Investment Services, Inc.

IMPORTANT ADDITIONAL INFORMATION

PremierWest intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of PremierWest and an affiliate of AmericanWest Bank. Shareholders of PremierWest are urged to read the proxy statement when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about PremierWest and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about PremierWest and the proposed merger can be obtained, when available, without charge, by directing a request to PremierWest’s Internet site at www.PremierWestBank.com under the heading “About Us” and then under the heading “Investor Relations.” Shareholders may also contact: James M. Ford, PremierWest President & CEO at (541) 618-6004 or Jim.Ford@PremierWestBank.com or Doug Biddle, Executive Vice President & Chief Financial Officer (541) 282-5391 or Doug.Biddle@PremierWestBank.com, or Tom Anderson, Executive Vice Presdient & Chief Administrative Officer (541) 282-5190 or Tom.Anderson@PremierWestBank.com.

PremierWest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PremierWest shareholders in respect of the proposed merger. You can find information about PremierWest’s executive officers and directors in PremierWest’s definitive annual proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2012. You can obtain free copies of PremierWest’s annual proxy statement, and PremierWest’s proxy statement in connection with the merger, when it becomes available, by contacting PremierWest’s investor relations department.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contact Information:

James M. Ford	Douglas Biddle	Tom Anderson
President	Executive Vice President	Executive Vice President
& Chief Executive Officer	& Chief Financial Officer	& Chief Administrative Officer
(541) 618-6004	(541) 282-5391	(541) 282-5190
Jim.Ford@PremierWestBank.com	Doug.Biddle@PremierWestBank.com	Tom.Anderson@PremierWestBank.com